Commvault Announces Convertible Senior Notes Offering

●    Opportunistic capital raise with proceeds used to enhance strategic flexibility

●    A portion of the proceeds to be used to purchase capped calls intended to offset any share dilution until at least a targeted 100% premium to the last reported sale price of Commvault’s common stock on the date of pricing

TINTON FALLS, NJ – September 2, 2025 – Commvault Systems, Inc. (NASDAQ: CVLT) (“Commvault”) today announced that it intends to offer, subject to market and other conditions, $750.0 million aggregate principal amount of Convertible Senior Notes due 2030 (the “Notes”), to be sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Commvault also expects to grant to the initial purchasers of the Notes an option to purchase up to an additional $112.5 million aggregate principal amount of the Notes, for settlement within an 11-day period beginning on, and including, the first date on which the Notes are issued.

Use of Proceeds

Commvault intends to use (i) a portion of the net proceeds from the offering to fund the cost of entering into the capped call transactions described below, (ii) up to approximately $125.0 million of the net proceeds to repurchase shares of its common stock pursuant to its existing share repurchase program concurrently with the pricing of the offering in privately negotiated transactions effected with or through one of the initial purchasers or one or more of its affiliates and (iii) the remaining net proceeds for general corporate purchases, which may include acquisitions or strategic investments in complementary businesses or technologies.

Additional Details of the Notes

The Notes will be Commvault’s senior unsecured obligations. The Notes will mature on September 15, 2030, unless earlier converted, redeemed or repurchased.

Commvault will satisfy its conversion obligations by paying cash up to the aggregate principal amount of Notes to be converted and paying or delivering, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the Notes being converted. The interest rate, the initial conversion rate and the other terms of the Notes will be determined upon pricing of the offering.

Capped Call Transactions

In connection with the pricing of the Notes, Commvault expects to enter into privately negotiated capped call transactions with one or more of the initial purchasers and/or their respective affiliates and/or other financial institutions (the “option counterparties”). The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of Commvault’s common stock initially underlying the Notes. If the initial purchasers exercise their option to purchase additional Notes, then

Commvault expects to enter into additional capped call transactions with the option counterparties. The capped call transactions are expected generally to reduce the potential dilution to Commvault’s common stock upon any conversion of the Notes and/or offset any potential cash payments Commvault is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions and the premium payable will be determined at the time of pricing of the offering.

Commvault has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of Commvault’s common stock and/or enter into various derivative transactions with respect to Commvault’s common stock concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of Commvault’s common stock or the Notes at that time. In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Commvault’s common stock and/or purchasing or selling Commvault’s common stock or other securities issued by Commvault in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and (x) are likely to do so during any averaging period related to a conversion of the Notes, following any redemption of the Notes by Commvault or following any repurchase of the Notes by Commvault in connection with any fundamental change and (y) are likely to do so following any repurchase of the Notes by Commvault other than in connection with any such redemption or any such fundamental change if Commvault elects to unwind a corresponding portion of the capped call transactions in connection with such repurchase). This activity could also cause or avoid an increase or a decrease in the market price of Commvault’s common stock or the Notes, which could affect a noteholder’s ability to convert the Notes and, to the extent the activity occurs during any averaging period related to a conversion of the Notes, it could affect the number of shares of Commvault’s common stock and value of the consideration that a noteholder will receive upon conversion of the Notes.

In addition, if any such capped call transaction fails to become effective, whether or not the offering of the Notes is completed, the option counterparty party thereto may unwind its hedge positions with respect to Commvault’s common stock, which could adversely affect the value of Commvault’s common stock and, if the Notes have been issued, the value of the Notes.

Share Repurchases

The concurrent repurchases of up to approximately $125.0 million of shares of Commvault’s common stock described above may result in the common stock trading at prices that are higher than would be the case in the absence of these repurchases, which may result in a higher initial conversion price for the Notes.

Notices

The Notes will be offered and sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Notes and any shares of Commvault’s common stock issuable upon conversion of the Notes have not been registered under the Securities Act, or under the securities laws of any state or other jurisdiction, and the Notes and any such shares may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the applicable securities laws of any state or other jurisdiction.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any shares of Commvault’s common stock issuable upon conversion of the Notes, nor shall there be any offer, solicitation or sale of any Notes or any such shares of Commvault’s common stock issuable upon conversion of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Commvault

Commvault (NASDAQ: CVLT) helps customers be resilient against outages and cyberattacks, including ransomware, by protecting and rapidly recovering their data and cloud-native applications. Commvault provides products and services across many types of environments, including on-premises, hybrid, multi-cloud and SaaS.

Forward-Looking Statements

This press release contains statements, including statements regarding the Notes offering, which are subject to risks and uncertainties that are “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended; and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by Commvault’s use of forward-looking words such as “may,” “will,” “should,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “project,” “intend,” “could,” “feel” or similar expressions. In particular, forward-looking statements in this press release include, but are not limited to, statements regarding the timing, size and completion of the proposed Notes offering, the intended use of proceeds, including the concurrent share repurchase and capped call transactions, the terms of the Notes being offered, the effects of the share repurchases and the anticipated terms of, and the effects of entering into, the capped call transactions and the actions of the option counterparties and their respective affiliates. You should be aware that these statements and any other forward-looking statements in this press release reflect only Commvault’s expectations and are not guarantees of performance or any particular outcome. These statements involve risks, uncertainties and assumptions. Many of these risks, uncertainties and assumptions are beyond Commvault’s control and may cause actual results and performance to differ materially from its expectations. Important factors that could cause Commvault’s actual results to be materially different from its expectations include the risks and uncertainties set forth under the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its Annual Report on Form 10-K for the fiscal year ending March 31, 2025 as filed with the SEC on May 5, 2025, and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 as filed with the SEC on July 30, 2025. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. Any forward-looking statements speak only as of the date on which the statements were made. Commvault undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact:	Investor Relations Contact:
Andrea Duffy	Michael J. Melnyk, CFA
646-295-5241	646-522-6160
andreaduffy@commvault.com	mmelnyk@commvault.com